Exhibit 10.1

AMENDMENT TO

SUN HYDRAULICS CORPORATION

2004 NONEMPLOYEE DIRECTOR EQUITY AND DEFERRED COMPENSATION PLAN

(AS AMENDED AND RESTATED EFFECTIVE MARCH 1, 2008)

(i)	New Section 4.6:

4.6 TERMINATION OF DEFERRALS. Notwithstanding any other provision of this Article IV or any Deferral Election, no deferral of Share Compensation and/or Fees shall be made on or after June 7, 2011.

(ii)	New Section 7.8:

7.8 PAYMENT OF DEFERRED ACCOUNTS. Notwithstanding any other provision of this Article VII, all Deferred Account Balances in Deferred Accounts for Nonemployee Directors, and any additions or earnings thereon accrued through the date of distribution, shall be distributed in accordance with the Plan to the respective Nonemployee Directors at their direction; provided that no payment shall be made prior to June 7, 2012, and all distributions must be completed no later than June 7, 2013, and otherwise in accordance with applicable regulations under the Internal Revenue Code.

Adopted and effective June 7, 2011